POWER OF ATTORNEY


State of Connecticut    )
                        ) SS.  Stamford
County of Fairfield     )


         KNOW ALL PERSONS BY THESE PRESENTS, that Philip J. Hempleman, an individual residing at 262 Harbor Drive, Stamford, CT 06902, does hereby nominate, constitute and appoint Steven Napoli, his true and lawful attorney-in-fact, for him, in his name, place and stead, in the sole discretion of any such attorney-in-fact, to prepare, or cause the preparation by other appropriate persons of, and to execute and deliver on behalf of him, in connection with any securities of any entity, any Statement of Beneficial Ownership or successor form under Section 16 of the Securities Exchange Act of 1934, as amended, and to file the same, with all other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally do all such things in his name and on his behalf in connection therewith consistent with the provisions of the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, and to take any and all other action, as any such attorney-in-fact may deem necessary or desirable in connection therewith.

         Philip J. Hempleman hereby ratifies and confirms the execution, delivery and performance (whether before or after the date hereof) of the above-mentioned instruments or other documents by the attorney-in-fact and all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         Philip J. Hempleman hereby agrees that no person or other entity dealing with the attorney-in-fact shall be bound to inquire into such attorney-in-fact's power and authority hereunder and any such person or entity shall be fully protected in relying on such power of authority.

         This Power of Attorney shall be governed and construed in accordance with the laws of the State of Connecticut without reference to principles of conflicts of law.

         Executed as of this 21st day of August, 2003.

                                     /s/ Philip J. Hempleman
                                     -----------------------------
                                     Philip J. Hempleman

                        CERTIFICATE OF ACKNOWLEDGMENT OF
                                  NOTARY PUBLIC


State of Connecticut    )
                        ) SS.  Stamford
County of Fairfield     )


         On August 21, 2003 before me,      TEDESSA BONANNO
                   --                  ----------------------------------------
              [INSERT DATE]            [HERE INSERT NAME AND TITLE OF NOTARY]

         personally appeared

                     PHILIP HEMPLEMAN
         ---------------------------------------------

         o   personally known to me, or

         o proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

         Signature       /s/ T. Bonanno                 [SEAL]
                     ----------------------------------


                              TEDESSA BONANNO
                               NOTARY PUBLIC
                   MY COMMISSION EXPIRES MARCH 31, 2004